EXHIBIT 99.1

SUNAIR ELECTRONICS, INC.
3005 S.W. Third Avenue
Ft. Lauderdale, FL 33315
Phone: (954) 525-1505
Fax: (954) 765-1322
Email: sunair@sunairhf.com

To:	PR NEWSWIRE
MIAMI, FLORIDA

Attn:		From:	SYNNOTT B. DURHAM

Fax:	(800) 233-2196	Date:	July 30, 2003

Total number of pages including the cover sheet is: 1 .

SUNAIR ANNOUNCES THIRD QUARTER RESULTS

FOR IMMEDIATE RELEASE:

FORT LAUDERDALE, FLORIDA, JULY 30, 2003, JAMES E. LAURENT, PRESIDENT OF SUNAIR ELECTRONICS, INC., TODAY ANNOUNCED THE UNAUDITED RESULTS FOR THE NINE MONTHS ENDED JUNE 30, 2003.

SUNAIR ELECTRONICS, INC. & SUBSIDIARY
CONSOLIDATED SUMMARY OF INCOME FOR THE PERIOD
ENDED JUNE 30, 2003 (UNAUDITED)

	NINE MONTHS		THREE MONTHS

	2003	2002	2003	2002

REVENUES	$3,706,489	$4,750,063	$1,236,798	$1,734,194

NET INCOME (LOSS) BEFORE GAIN ON SALE OF PROPERTY	$396,649	$466,610	$192,492	$85,730

GAIN ON SALE OF PROPERTY	0	1,334,525	0	1,334,525

(PROVISION) BENEFIT FOR INCOME TAXES	$(140,300)	$(665,000)	$(68,500)	$(528,200)

NET INCOME (LOSS)	$256,349	$1,136,135	$123,992	$892,055

AVERAGE SHARES OUTSTANDING	3,693,797	3,692,570	3,696,251	3,692,570

EARNINGS PER SHARE	$.07	$.31	$.03	$.24

LOCAL CONTACT: SYNNOTT B. DURHAM, TREASURER/CFO (954) 525-1505